Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Mass Hysteria Entertainment Company, Inc. (the “Company”) on Form 10-Q for the period ending August 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel Grodnik, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such amended Quarterly Report on Form 10-Q for the period ending August 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Quarterly Report on Form 10-Q for the period ending August 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Mass Hysteria Entertainment Company, Inc.

Dated: November 4, 2009	By: /s/ Daniel Grodnik
Daniel Grodnik Chief Executive Officer and Principal Accounting Officer